SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 21, 2010

 Silverton Adventures, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153626	80-5072317
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5070 Arville Street #7
Las Vegas, Nevada 89118
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 876-1539
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On May 21, 2010 Board of Directors of the Company dismissed M&K CPAs PLLC as its independent accountant.  On the same date the accounting firm of Sadler, Gibb & Associates, LLC was engaged as the Company’s new independent registered public accounting firm. The Board of Directors of the Company approved of the dismissal of M&K CPAs PLLC and the appointment of Sadler, Gibb & Associates, LLC as its independent auditor.

From the date of their appointment on October 22, 2009 through the date of  dismissal on May 21, 2010, there were no disagreements with M&K CPAs PLLC whether or not resolved, on any matter of accounting  principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to M&K CPAs PLLC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.  M&K CPAs PLLC did not report on any of the Company's financial statements from October 22, 2009 through May 21, 2010 which contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

The registrant has requested that M&K CPAs PLLC furnish it with an Exhibit 16.1 letter from M&K CPAs PLLC addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  As of the date of this filing, M&K CPAs PLLC has not furnished the registrant with this letter.

(b) On May 21, 2010 the Company engaged Sadler, Gibb & Associates, LLC as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Sadler, Gibb & Associates, LLC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    None

NO.        EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Silverton Adventures, Inc.
Date: May 21, 2010	/s/ Sarit Mor
By: Sarit Mor
Chief Executive Officer Interim Chief Financial Officer